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                                                                     EXHIBIT 5.1


                      [Letterhead of Dorsey & Whitney LLP]


                              September 23, 2005





Caribou Coffee Company, Inc.
3900 Lakebreeze Avenue
Brooklyn Center, MN 55429

         Re:    Registration Statement on Form S-1
                SEC File No. 333-126691

Ladies and Gentlemen:

         We have acted as counsel to Caribou Coffee Company, Inc., a Minnesota corporation (the "Company"), in connection with a Registration Statement on Form S-1, SEC File No. 333-126691 (the "Registration Statement"), relating to the sale by the Company of up to 6,161,700 shares of common stock of the Company, par value $0.01 per share (including 803,700 shares to be subject to the Underwriter's over-allotment option) (the "Shares").

         We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion set forth below. In rendering our opinion set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials. We have further assumed that, as of the closing of the sale of the Shares, (i) the price per Share will have been approved by the Pricing Committee established by the authorizing resolutions adopted by the Company's Board of Directors in accordance with such resolutions and (ii) the Third Amended and Restated Articles of Incorporation of the Company, which were adopted by the shareholders of the Company on August 29, 2005, will have been filed with the Minnesota Secretary of State and become effective under Minnesota law.

         Based on the foregoing, we are of the opinion that the Shares to be sold by the Company pursuant to the Registration Statement have been duly authorized by all requisite corporate action and, upon issuance, delivery and payment therefor as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

         Our opinion expressed above is limited to the laws of the State of Minnesota.


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Caribou Coffee Company, Inc.
September 23, 2005
Page 2 of 2



         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement.




                                         Very truly yours,

                                         /s/ Dorsey & Whitney LLP
RKC/CPS